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                                  EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
GDT S.A.:

We consent to incorporation by reference in the registration statement on Form S-3 of CNET, Inc. of our report dated September 24, 1999, relating to the balance sheets of GDT S.A. as of December 31, 1998 and 1997, and the related statements of operations, stockholder's deficit, and cash flows for each of the years in the two year period ended December 31, 1998, and to the reference to the firm under the heading "Experts"in the registration statement.


                                                  /s/ KPMG LLP


San Francisco, California
November 10, 1999